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                                                                 EXHIBIT (a)(11)
                              CERTIFICATE OF TRUST

                                       OF

                              ASSET MANAGEMENT FUND

         The undersigned, constituting the members of the Board of Trustees of Asset Management Fund (the "Trust"), in order to form a Delaware business trust pursuant to Section 3810 of the Delaware Business Trust Act, hereby certify the following:

         1. The name of the Delaware business trust is Asset Management Fund.

         2. Prior to the issuance of beneficial interests, the Trust will become a registered investment company under the Investment Company Act of 1940, as amended.

         3. Notice is hereby given that pursuant to Section 3804 of the Delaware Business Trust Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only and not against the assets of the Trust generally.

         4. The registered office of the Trust in Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

         5. The registered agent for service of process on the Trust is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

         6. This Certificate of Trust shall be effective on the date it is filed with the Office of the Delaware Secretary of State.

         IN WITNESS WHEREOF, the undersigned Trustees of Asset Management Fund have executed this Certificate as of the 22nd day of July, 1999.


                                                    /s/ Richard M. Amis
                                                    ----------------------------
                                                    Richard M. Amis, Trustee

                                                    /s/ Arthur G. De Russo
                                                    ----------------------------
                                                    Arthur G. De Russo, Trustee

                                                    /s/ David F. Holland
                                                    ----------------------------
                                                    David F. Holland, Trustee

                                                    /s/ Gerald J. Levy
                                                    ----------------------------
                                                    Gerald J. Levy, Trustee

                                                    /s/ Rodger D. Shay
                                                    ----------------------------
                                                    Rodger D. Shay, Trustee